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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference of our firm under the caption "Experts" in the Registration Statement (Form S-3) and related prospectus of Cypress Bioscience, Inc., formerly IMRI Corporation, for the registration of 1,424,516 shares of its common stock and to the incorporation by reference therein of our report dated January 23, 1996, with respect to the consolidated financial statements of Cypress Bioscience, Inc. at December 31, 1995 and 1994 and for each year then ended, included in its Annual Report (Form 10-K/A) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Seattle, Washington
May 20, 1996